EXHIBIT 99.1

Consolidated Statements of Income (Unaudited)

(dollars in millions, except per share amounts)

	Twelve months ended	Three months ended
	12-31-12	3-31-13	12-31-12	9-30-12	6-30-12	3-31-12
Interest income
Loans	$2,155	$548	$563	$538	$518	$536
Loans held for sale	20	4	5	5	5	5
Securities available for sale	399	80	85	93	105	116
Held-to-maturity securities	69	18	19	21	17	12
Trading account assets	18	6	3	4	5	6
Short-term investments	6	2	2	1	2	1
Other investments	38	9	11	9	10	8

Total interest income	2,705	667	688	671	662	684

Interest expense
Deposits	257	45	49	60	71	77
Federal funds purchased and securities sold under repurchase agreements	4	1	1	1	1	1
Bank notes and other short-term borrowings	7	1	2	1	2	2
Long-term debt	173	37	35	37	50	51

Total interest expense	441	84	87	99	124	131

Net interest income	2,264	583	601	572	538	553
Provision (credit) for loan and lease losses	229	55	57	109	21	42

Net interest income (expense) after provision for loan and lease losses	2,035	528	544	463	517	511

Noninterest income (a)
Trust and investment services income	375	95	95	94	90	96
Investment banking and debt placement fees	327	79	110	83	73	61
Service charges on deposit accounts	287	69	75	74	70	68
Operating lease income and other leasing gains	195	23	19	66	58	52
Corporate services income	168	45	41	39	44	44
Cards and payments income	135	37	38	37	31	29
Corporate-owned life insurance income	122	30	36	26	30	30
Consumer mortgage income	40	7	11	11	9	9
Net gains (losses) from principal investing	72	8	2	11	24	35
Other income (b)	135	32	12	77	28	18

Total noninterest income	1,856	425	439	518	457	442

Noninterest expense
Personnel	1,570	391	422	399	377	372
Net occupancy	260	64	69	65	62	64
Computer processing	164	39	38	42	43	41
Business services and professional fees	190	35	54	48	51	37
Equipment	107	26	27	27	27	26
Operating lease expense	57	12	12	13	15	17
Marketing	68	6	20	18	17	13
FDIC assessment	31	8	8	7	8	8
Intangible asset amortization on credit cards	14	8	8	6	—	—
Other intangible asset amortization	9	4	4	3	1	1
Provision (credit) for losses on lending-related commitments	(16)	3	(14)	(8)	6	—
OREO expense, net	15	3	1	1	7	6
Other expense	349	82	85	91	79	94

Total noninterest expense	2,818	681	734	712	693	679

Income (loss) from continuing operations before income taxes	1,073	272	249	269	281	274
Income taxes	231	70	53	51	54	73

Income (loss) from continuing operations	842	202	196	218	227	201
Income (loss) from discontinued operations, net of taxes (c)	23	3	7	3	14	(1)

Net income (loss)	865	205	203	221	241	200
Less: Net income (loss) attributable to noncontrolling interests	7	1	—	2	5	—

Net income (loss) attributable to Key	$858	$204	$203	$219	$236	$200

Income (loss) from continuing operations attributable to Key common shareholders	$813	$196	$190	$211	$217	$195
Net income (loss) attributable to Key common shareholders	836	199	197	214	231	194

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.87	$.21	$.21	$.23	$.23	$.21
Income (loss) from discontinued operations, net of taxes (c)	.02	—	.01	—	.01	—
Net income (loss) attributable to Key common shareholders (d)	.89	.22	.21	.23	.24	.20

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.86	$.21	$.20	$.22	$.23	$.20
Income (loss) from discontinued operations, net of taxes (c)	.02	—	.01	—	.01	—
Net income (loss) attributable to Key common shareholders (d)	.89	.21	.21	.23	.24	.20

Cash dividends declared per common share	$.18	$.05	$.05	$.05	$.05	$.03

Weighted-average common shares outstanding (000)	938,941	920,316	925,725	936,223	944,648	949,342

Weighted-average common shares and potential common shares outstanding (000) (e)	943,259	926,051	930,382	940,764	948,087	953,971

(a)	The noninterest income line items have been changed for all prior periods presented to reflect Key’s current business mix.

(b)	For the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012, Key did not have any impairment losses related to securities.

(c)

In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key announced that it has agreed to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these business as discontinued operations.

(d)	Earnings per share may not foot due to rounding.

(e)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.